UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

UNIVERSAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1501 North Hamilton Street

Richmond, Virginia

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Registrant’s subsidiary, Universal Leaf Tobacco Company, Incorporated (“ULT”) announced on October 30, 2006, that Charles A.M. Graham has been appointed Regional Director for the Company’s African operations. Mr. Graham has worked with ULT and its subsidiaries and predecessor for almost 30 years. Most recently he served as Managing Director of Limbe Leaf Tobacco Company in Malawi. He replaces C. Mark Neves, who has left ULT to pursue other interests. In his new role, Mr. Graham will report to W. Keith Brewer, Executive Vice President of ULT. In addition, Mr. Graham’s management team will include the following: Gary S. Taylor, Regional Operations Director; Peter R. Bourne, Regional Chief Financial Officer; and Neil S. Marlborough, Regional Chief Administrative Officer

In addition, on October 31, 2006, the Registrant issued a press release announcing the date and time of its conference call to discuss results for the quarter ended September 30, 2006. The full text of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Universal Corporation, dated October 31, 2006.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: October 31, 2006	By:	/s/ Preston D. Wigner
	Name:	Preston D. Wigner
	Title:	General Counsel and Secretary

2

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Universal Corporation, dated October 31, 2006.*

*	Filed herewith